UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

Texas Gulf Energy, Incorporated
(Exact name of registrant as specified in its charter)

Nevada	333-149857	26-0338889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1602 Old Underwood Road
La Porte, Texas 77571
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(281) 867-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2014, the holders of greater than 50% of the outstanding voting shares of Texas Gulf Energy, Incorporated (the “Company”) executed an action by written consent of the stockholders of the Company, which action was in lieu of an annual meeting of the stockholders of the Company, electing the three individuals to serve on the Board of Directors of the Company for a term expiring at the next annual meeting of the stockholders of the Company, or until their earlier death, resignation or removal. Those individuals included Karim Ayed, who was an existing member of the Board of Directors of the Company, and Rilene Burgess and Joseph E. Ghantous, who were not existing members of the Board of Directors of the Company. On April 24, 2014, as a result of this action by the Company’s stockholders, the term of Craig Crawford, who had been serving as a member of the Board of Directors of the Company, expired.

On April 24, 2014, the new Board of Directors of the Company appointed Karim Ayed as Chairman of the Board, Rilene Burgess as President and Chief Executive Officer, and Maylene Guzman Santiago as Chief Financial Officer, Treasurer and Secretary. On April 24, 2014, as a result of this action by the Board of Directors, Craig Crawford, who had previously verbally tendered his resignation to the Company, was terminated as Interim Chief Executive Officer of the Company and John A. Haney was terminated as Chief Financial Officer of the Company.

Karim Ayed, 41, was appointed as a member of the Board of Directors of the Company on October 15, 2012. Since April 2010, Mr. Ayed has served as President and Chief Executive Officer of EAG Group, a world-wide group of companies providing industrial services. Mr. Ayed served as Vice President of International Plant Services, L.L.C., until it became a wholly-owned subsidiary of the Company in December 2011.

Joseph E. Ghantous, 68, has served as a Regional Sales Manager for BBA Aviation, a provider of global aviation support services, with responsibility for all marketing activities in North Africa. Mr. Ghantous is also the founder of Aerospace Engine Management Group LLC, which provides aviation support services that are not offered by BBA Aviation.

Rilene Burgess, 64, has over three decades of experience in the Petrochemical Industrial Industry.  Ms. Burgess joined International Plant Services, L.L.C. in 2006 as Manager of Client Relations, and served in that position until 2008.  From 2009 to 2012, Ms. Burgess acted as a consultant to the Company and its’ subsidiaries, and Repcon, Inc.’s Corporate Affairs Group.  Since January 2014, Ms. Burgess has been serving the Company as Vice President of Operations for International Plant Services, L.L.C.  Ms. Burgess also serves as President and General Manager of Essential Skills International, a company she founded in 2008.

 Maylene Guzman Santiago, 36, served as Accounting Manager of International Plant Services, L.L.C. from 2006 until it became a wholly-owned subsidiary of the Company in December 2011. After the acquisition by the Company, Ms. Santiago became Controller for the Company and its subsidiaries. Ms. Santiago has been a licensed CPA in the Philippines since 1999 and in Texas since 2008. In April 2014, Ms. Santiago was designated as a Chartered Global Management Accountant.

There are no arrangements or understandings between either Mr. Ghantous or Ms. Rilene and any other persons pursuant to which they were selected as directors. There are also no material plan, contract or arrangement entered into with, and no grant or award was granted to, Ms. Burgess or Ms. Santiago in connection with their appointments as executive officers of the Company.

There are no family relationships between any of the members of the Board of Directors or the officers of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Texas Gulf Energy, Incorporated

By:	/s/Maylene Santiago
Name:	Maylene Santiago
Title:	Chief Financial Officer

Dated: April 29, 2014

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